UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

HOME PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13136	16-1455126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

850 Clinton Square
Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 546-4900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Home Properties, Inc. (the “Company”) held a Special Meeting of Stockholders on October 1, 2015 (the “Special Meeting”) in connection with its proposed merger with and into LSREF4 Lighthouse Corporate Acquisitions, LLC, an affiliate of Lone Star Real Estate Fund IV (U.S.), L.P. (the “REIT merger”).  At the Special Meeting, the Company’s stockholders were asked to consider and vote on the following matters:

•                  a proposal to approve the REIT merger and the previously announced Agreement and Plan of Merger, dated as of June 22, 2015 and as may be amended from time to time (the “Merger Agreement”);

•                  a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the REIT merger; and

•                  a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT merger and the Merger Agreement.

At the Special Meeting, the Company’s stockholders approved the first two proposals set forth above.  Because there were sufficient votes present to approve each of these two proposals, the third proposal was not submitted to a vote of the stockholders.  Each of these proposals is described in further detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 27, 2015, as may be amended or supplemented from time to time.

On August 14, 2015, the record date for the Special Meeting, there were 58,047,840 shares of the Company’s common stock outstanding and entitled to vote.  44,264,817 shares (representing 76.3% of the outstanding shares of the Company’s common stock entitled to vote), constituting a quorum, were present either in person or by proxy at the Special Meeting.  The final voting results for each proposal are set forth below.

	For	Against	Abstain

Proposal 1: To approve the REIT Merger and the Merger Agreement.	42,916,629	921,815	426,373

Proposal 2: Non-binding advisory vote on the compensation that may become payable to the Company’s named executive officers in connection with the REIT Merger.	40,484,254	2,718,612	1,061,951

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Item 8.01.             Other Events.

On October 1, 2015, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,”

“predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the satisfaction or waiver of conditions in the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the risk that the REIT merger, the operating partnership merger or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; and competition within the multifamily residential real estate industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on February 24, 2015. Any forward-looking statement speaks only as of the date of this communication and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Home Properties, Inc., dated October 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME PROPERTIES, INC.

October 1, 2015	/s/ Edward J. Pettinella
Edward J. Pettinella
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release of Home Properties, Inc., dated October 1, 2015